UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 20, 1999

                               RACOM SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                      000-21907                    84-1182875
--------------------------------   -----------------------     -----------------------------
(State or other jurisdiction of    (Commission File Number)    (IRS Employer Identification
           incorporation)                                                      Number


                16 W. 32nd Street, Suite 801, New York, NY 10001
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               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (212) 643-2080

          6080 Greenwood Plaza Blvd., Greenwood Village, Colorado 80111
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          (Former name or former address, if changed since last report)

ITEM 1.   Changes in Control of the Registrant

         Prior to the acquisition described below and after the July 12, 1999 reverse split, GEM Singapore PTE Ltd. ("GEM") and Turbo International LTD. ("Turbo") each beneficially owned 566,666 shares of the Company's common stock, representing, in the aggregate, approximately 85% of the Company's total issued and outstanding common stock. No other shareholder owned greater than 10% of the Company's total issued and outstanding shares of common stock.

         On July 20, 1999, RACOM SYSTEMS, INC. (the "Company") acquired approximately 99.6% (4,958,000 shares) of the issued and outstanding capital stock of NewState Capital Co., Ltd. ("NewState Capital"), a Korean corporation which was formerly a subsidiary of NewState Capital Corp., a New York corporation ("NewState"), in exchange for issuing 8,000,000 shares of its common stock, representing approximately 80% of its total issued and outstanding shares of common stock, to NewState. The Company also assumed a $5,000,000 liability of NewState to a bank. The terms and conditions of the acquisition are more fully set forth in the Agreement and Plan of Reorganization, dated as of July 14, 1999 (the "Acquisition Agreement"), by and among the Company, NewState, NewState Capital and Subsidiary, which is annexed hereto as Exhibit "A". As a result of the Acquisition Agreement, (i) NewState Capital has become a subsidiary of NSK Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, (ii) several new investors, affiliated with GEM and Turbo acquired 667,000 shares of Racom for $1,000,000 ($1.50 per share) pursuant to the terms and conditions of the Common Stock Purchase Agreement dated July 14, 1999 by and among the Company, Ocean Strategic Holdings Limited ("Ocean") and Zebra Strategic Holdings Limited ("Zebra") and attached as Exhibit "B", and (iii) NewState owns 80% of the stock in the Company. Accordingly, following the consummation of the Acquisition, NewState controls the Company. NewState, which will be dissolved immediately, is owned by Mr. Ernest Kim, his wife and three prior children. Mr. Kim is now the Chairman, President and Chief Executive Officer of the Company. A press release announcing the consummation of the transactions contemplated by the Acquisition Agreement is also attached as Exhibit "C".

         Prior to the Acquisition, the Company's Board of Directors (the "Board") was comprised of the following five (5) members including Edward Tobin. At the time of the acquisition, the Board received the resignations tendered by all the directors other than Mr. Tobin and filled the four vacancies then existing by appointing Ernest B. Kim, Sun W. Young, Jin K. Kim and Benjamin Chang to the Board, each to serve as a director of the Company until his successor is duly elected and qualified. Immediately thereafter, the Board elected Ernest Kim as Chairman, Chief Executive Officer and President, Alexander
T. Shang as Chief Financial Officer and Treasurer, Jin K. Kim as Vice President and Sun W. Young as Secretary of both the Company and Subsidiary.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         On July 20, 1999, the Company acquired 99.6% of the issued and outstanding shares of NewState Capital in exchange for the issuance to NewState of 8,000,000 shares of the Company's common stock. Also, a new subsidiary of the Company, NSK Holdings, Inc. assumed the obligations of a promissory note (the "Note") executed by NewState Capital, as borrower, in favor of a bank, as lender, dated December 28, 1998, in the original principal sum of $5 million, at a rate of interest of 12% per annum. The principal and interest on the Note were to be repaid in one installment on or before March 28, 1999 which date was extended by the bank to June 28, 1999. The Note matured prior to the consummation of the Acquisition, and the bank has not granted an extension and the principal balance of $5 million, plus accrued interest, remains due to the bank.

         NewState Capital is a Korean specialty-finance company. NewState Capital's principal office is located in Yuksam-Dong, Kangman, the financial district of Seoul, and it maintains retail branch offices in Dae-Gu and Chang-Won, Jinju and Pusar. NewState Capital employs approximately 62 persons in its five offices.

         NewState Capital primarily offers residential mortgage loans to consumers. As of March 31, 1999, NewState Capital had approximately $142.6 million (U.S.) in total assets, $14.4 million in stockholders' equity and approximately $83 million in outstanding mortgage loans and $95 million in total loans. NewState Capital lost a total of $6.1 million for the year ended March 31, 1999. NewState Capital intends to further expand its sales network to cover the major cities in Korea after the consummation of the acquisition.

         NewState Capital is currently in the process of adopting United States underwriting and loan services standards, converting its servicing software to meet United States servicing guidelines, and instituting improved customer services and a faster and easier to use loan processing system in order to meet the increased demand for mortgages.

         The Company's management believes that NewState Capital can capitalize on the recent passage of Korea's asset-backed securities issuance law, which management anticipates will provide easier access to funds, and Korea's deregulation of mortgage loan size, which management believes will result in a rapid increase in the overall size of the Korean mortgage market.

         NewState Capital's predecessor is Dongsuh Finance Co., Ltd. ("Dongsuh Finance"), a former subsidiary of Dongsuh Securities Co. ("Dongsuh Securities"). In December 1998, Dongsuh Securities sold Dongsuh Finance to NewState, and immediately thereafter, Dongsuh Finance changed its name to NewState Capital. On March 12, 1999, NewState Capital acquired all of the capital stock of Youngnam Housing Finance Co., Ltd., another Korean specialty-finance company.

         Following the consummation of the Acquisition, the Company intends to change its name to NewState Holdings, Inc., trade on the NASDAQ Over-the-Counter Bulletin Board under the symbol "NSKH" and operate as a specialty-finance company in Korea. The Company's new address will be 16 W. 32nd Street, Suite 801, New York, NY 10001 and its new telephone number will be (212) 643-2080. A press release regarding the Acquisition is attached as Exhibit


ITEM 5.   OTHER EVENTS

         On July 6, 1999, the Company received from Ramtron International Corporation ("Ramtron") a formal notice of termination of the agreement by and among the Company, Ramtron and Intag International Limited ("Intag"), dated April 15, 1997 and amended as of December 11, 1998 (the "Tripartite Agreement"), pursuant to Section 8.3 of the Tripartite Agreement. Ramtron terminated the Tripartite Agreement based on its contention that while the Company had the right to sublicense Ramtron's technology directly to Fujitsu, the Company violated the terms of the Tripartite Agreement by sublicensing the technology to the Company's affiliate, Racom Japan, which then sublicensed it to Fujitsu.

            Under the Tripartite Agreement, the Company retained the rights to sublicense Ramtron's ferroelectric technology for use in ferroelectric RFID products to no more than five (5) parties, pursuant to Ramtron's approval. As of December 31, 1998, the Company had sublicensed the technology to three
companies.   Ramtron  had  agreed  to  coordinate  its  own  licensing  of  FRAM technology, including the licensing of FRAM technology for use in RFID applications with the Company, until such time as the Company completed its five sublicensing agreements. The parties to the Tripartite Agreement also agreed to share, with certain limitations, future licensing and royalty revenues associated with such ferroelectric licensing activities.

            In addition, Ramtron granted the Company the right to purchase certain agreed upon percentages of its FRAM product manufacturing capacity. As of December 31, 1998, the Company had not received or paid any royalties under the Tripartite Agreement, as there were no sales of product through December 31, 1998. The Tripartite Agreement was to remain effective until the expiration of the last of Ramtron's patents. For the years ended December 31, 1998 and 1997, the Company made purchases from Ramtron of approximately $72,000 and $34,000, respectively.

            On December 11, 1998, the Company, Ramtron and Intag signed an amendment to the Tripartite Agreement, whereby, the Company reconveyed to Ramtron its rights to sublicense the ferroelectric technology to two additional sublicensees. In consideration for this and other amendments, Ramtron paid the Company $350,000, which was recorded as an increase in the Company's paid-in capital. In the event that Ramtron had sold the remaining two sublicenses, the Company would have received 50% of the license fees paid to Ramtron, less $350,000.

         The Company has also assigned to another new subsidiary all of the assets owned by the Company prior to July 14, 1999 in return for the assumption by such subsidiary of the liabilities of such subsidiary.

ITEM 7.   Financial Statement and Exhibits

(a)      Financial Statements

         It is impracticable to provide the required financial statements concurrently with the filing of this report. The Company expects to file the required financial statements as soon as practicable, but in no event later than sixty (60) days after the due date of this Current Report on Form 8-K.

(b)      Pro-Forma Financial Information

         It is impracticable to provide the required pro-forma financial information concurrently with the filing of this report. The Company expects to file the required pro-forma financial information as soon as practicable, but in no event later than sixty (60) days after the due date of this Current Report on Form 8-K.

(c)      Exhibits:

                  Exhibit No.                 Title

                      99.1 Agreement and Plan of Reorganization, dated as of July 14, 1999, by and among the Company, NewState, NewState
                                              Capital and NSK Holdings, Inc.

                      99.2 Common Stock Purchase agreement, dated as of July 20, 1999, by and among the Company, Ocean and Zebra

                      99.3                    Press Release dated July 20, 1999


Forward Looking Statements

Certain statements made in this Form 8-K by Racom / NewState Holdings, Inc. are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Racom / NewState Holdings, Inc.
believes the factors which may cause the actual results to differ and which reflect the primary risk factors associated with its business include: the need for obtaining substantial financing sources, assuring liquidity and maintaining substantial equity; timely development of internal programs and procedures to enable the securitization of mortgages; the acceptance of mortgage-backed securities in Korea; the successful integration of acquisitions; the ability to attract and retain high quality employees; change in overall economy of Korea and Asia; the number and size of competitors in its markets; change in technology; and changes in law and regulatory policies. Racom / NewState Holdings, Inc. does not undertake to update any forward-looking statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RACOM SYSTEMS, INC.

                                       ALEXANDER SHANG
                                   By:-------------------------------------
                                       Alexander Shang, Treasurer
                                         and Chief Financial Officer


Date:    July 21, 1999